Exhibit 3.2
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                           CERTIFICATE OF AMENDMENT
                         TO THE AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                        OF MICROSTRATEGY INCORPORATED.

    MicroStrategy Incorporated (the "Corporation"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

    By written action of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, and declaring said amendment to be advisable and directing that it be submitted to and be considered by the stockholders of the Corporation for approval. The stockholder of the Corporation duly approved said proposed amendment by written consent in accordance with Section 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent had been or will be given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

RESOLVED:   That the first paragraph of Article IV of the Amended and
            Restated Certificate of Incorporation, as amended, be and hereby is deleted in its entirely and the following Article IV is inserted in lieu thereof:

            The total number of shares of capital stock which the corporation shall have the authority to issue is 500,000,000 shares, consisting of three classes of capital stock:

            (a) 330,000,000 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common Stock");

            (b) 165,000,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common Stock") (the Class A Common Stock and the Class B Common Stock are collectively referred to as the "Common Stock"); and

            (c) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").


EXECUTED by the undersigned on the 19th day of June, 2000.


MICROSTRATEGY INCORPORATED


By: /s/ Michael J. Saylor
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Michael J. Saylor
President